Exhibit 24-1
PAYCHEX, INC.
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of Paychex, Inc., a Delaware corporation (the “Corporation”), does hereby make, constitute and appoint and John M. Morphy and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in the undersigned’s name place and stead, to sign and affix the undersigned’s name as director of the Corporation to the Registration Statements on Form S-8, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission (the “SEC”) in connection with the registration of 550,000 shares of the Corporation’s $0.01 par value per share common stock under the Securities Act of 1933, as amended, of securities of the Corporation, including, but not limited to, securities to be offered by the Corporation to its employee, Jonathan J. Judge, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.
     IN WITNESS WHEREOF, the undersigned have executed this power of attorney as director of the Corporation on this 12th day of October 2005.

/s/ B. Thomas Golisano
B. Thomas Golisano

/s/ David J. S. Flaschen
David J. S. Flaschen

/s/ Phillip Horsley
Phillip Horsley

/s/ Grant M. Inman
Grant M. Inman

/s/ J. Robert Sebo
J. Robert Sebo

/s/ Joseph M. Tucci
Joseph M. Tucci